EXHIBIT 23.1


            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-42308, 333-44204, 333-35024, 333-34648, 333-31450, 333-86951,
33-86930,  33-90392,  33-96620,  33-97490,  333-15519 and 333-55989), and in the
Registration  Statements  (Form  S-8  Nos.  333-48110,   333-45118,   333-40508,
333-44212,  333-35276,  333-34622,  333-94999,  333-92885,  333-87039, 33-41027,
33-80988,  333-13387,  33-80992,  33-94790,  333-13359,   333-34671,  333-13357,
333-55983 and 333-55991) of our report January 17, 2000 (November 21, 2000 as to
Note 2 and 14) appearing in this Current Report on Form 8-K.


Vancouver, British Columbia, Canada
November 29, 2000